Exhibit 99.2

Unaudited Pro Forma Combined Financial Data

On July 18, 2012, Mission Broadcasting, Inc. (“Mission” or the “Company”) entered into an asset purchase agreement with Newport Television LLC and Newport Television License LLC (collectively, “Newport”) to acquire two television stations and associated digital sub-channels in Little Rock, Arkansas for total consideration of $60.0 million in cash (the “Acquisition”).

In connection with the Acquisition, Mission secured commitments for $139.0 million in new senior secured credit facilities comprised of $104.0 million in term loans due 2019 and $35.0 million in revolving credit due December 2017 (the “New Senior Secured Credit Facility”). The Company will use the proceeds of these loans to finance the Acquisition, as well as for retirement of debt outstanding under the Company’s existing senior secured credit facilities (the “Existing Senior Secured Credit Facilities”).

The Acquisition and issuance of additional amounts to finance the Acquisition under the New Senior Secured Credit Facility are collectively known as the “Transactions.”

The unaudited pro forma combined statements of operations and other financial data give effect to the Transactions as if they had occurred on January 1, 2011. The unaudited pro forma combined balance sheet data gives effect to the Transactions as if they had occurred on September 30, 2012. The unaudited pro forma combined financial data should be read in conjunction with the audited financial statements filed in the Annual Report on Form 10-K on March 30, 2012 and the unaudited financial statements filed in the Quarterly Report on Form 10-Q on November 8, 2012 by Mission and the audited and unaudited financial statements of the Newport Assets filed with the Securities and Exchange Commission. The unaudited pro forma combined financial data do not purport to represent what the Company’s results of operations, balance sheet data or financial information would have been if the Transactions had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma combined financial data are based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.

MISSION BROADCASTING, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2012
(in thousands)

	Historical		Pro Forma Adjustments
	Mission	Newport Assets	Financing Arrangements		Acquisition of Newport Assets		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$435	-	58,582	(h) (i)	(53,835)	(a)	5,182
Accounts receivable, net	3,443	2,638	-		(2,638)	(b)	3,443
Current portion of broadcast rights	3,841	583	-		-		4,424
Due from Nexstar	5,313	-	-		-		5,313
Prepaid expenses and other current assets	182	74	-		-		256
Total current assets	13,214	3,295	58,582		(56,473)		18,618
Property and equipment, net	22,201	8,789	-		2,364	(c)	33,354
Broadcast rights	4,020	455	-		-		4,475
Goodwill	18,730	3,139	-		9,893	(d)	31,762
FCC licenses	21,939	5,450	-		11,377	(e)	38,766
Other intangible assets, net	11,465	635	-		18,878	(f)	30,978
Other noncurrent assets, net	7,171	7	1,418	(i)	(6,000)	(a)	2,596
Total assets	$98,740	21,770	60,000		(19,961)		160,549
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of debt	$390	-	450	(j)	-		840
Current portion of broadcast rights payable	4,225	1,011	-		-		5,236
Accounts payable	159	102	-		(98)	(b)	159
Accrued expenses	1,123	647	-		(269)	(b)	1,501
Taxes payable	69	-	-		-		69
Interest payable	13,239	-	-		-		13,239
Deferred revenue	338	-	-		-		338
Total current liabilities	19,543	1,760	450		(367)		21,382
Debt	366,848	-	59,550	(h)	-		426,398
Broadcast rights payable	4,048	552	-		-		4,600
Deferred tax liabilities	10,507	-	-		-		10,507
Deferred revenue	140	-	-		-		140
Deferred gain on sale of assets	1,474	-	-		-		1,474
Other liabilities	5,241	-	-		-		5,241
Total liabilities	407,801	2,312	60,000		(367)		469,742
Commitments and contingencies
Shareholders' deficit:
Common stock	1	-	-		-		1
Subscription receivable	(1)	-	-		-		(1)
Owners’ equity	-	19,458	-		(19,458)	(b)	-
Contra equity due from Nexstar on debt issuance	(193,979)	-	-		-		(193,979)
Accumulated deficit	(115,082)	-	-		(136)	(g)	(115,218)
Total stockholders’ deficit	(309,061)	19,458	-		(19,594)		(309,197)
Total liabilities and stockholders’ equity (deficit)	$98,740	21,770	60,000		(19,961)		160,545

See the accompanying notes to the unaudited pro forma combined financial data.

MISSION BROADCASTING, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012
(in thousands)

	Historical
	Mission	Newport Assets	Reclassifications		Pro Forma Adjustments		Pro Forma Combined

Net revenue	$37,241	$12,909	$-		$-		$50,150
Operating expenses (income):
Direct operating expenses, excluding depreciation and amortization	5,347	3,995	(816)	(o)	-		8,526
Selling, general, and administrative expenses, excluding depreciation and amortization	2,041	3,953	-		3	(k)	5,997
Fees incurred pursuant to local service agreements with Nexstar	5,805	-	-		-		5,805
Amortization of broadcast rights	3,214	-	816	(o)	-		4,030
Depreciation and amortization	5,953	1,242	-		982	(l)	8,177
Loss on asset disposal, net	-	16	-		-		16
Total operating expenses	22,360	9,206	-		985		32,551
Income from operations	14,881	3,703	-		(985)		17,599
Interest expense, net	(11,206)	-	-		(2,165)	(m)	(13,371)
Income before income taxes	3,675	3,703	-		(3,150)		4,228
Income tax expense	(985)	-	-		(585)	(n)	(1,570)
Net income	$2,690	$3,703	$-		$(3,735)		$2,658

See the accompanying notes to the unaudited pro forma combined financial data.

MISSION BROADCASTING, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(in thousands)

	Historical
	Mission	Newport Assets	Reclassifications		Pro Forma Adjustments		Pro Forma Combined

Net revenue	$46,733	$16,383	$-		$-		$63,116
Operating expenses (income):
Direct operating expenses, excluding depreciation and amortization	7,797	4,905	(981)	(o)	-		11,721
Selling, general, and administrative expenses, excluding depreciation and amortization	4,507	4,820	-		-		9,327
Fees incurred pursuant to local service agreements with Nexstar	7,190	-	-		-		7,190
Amortization of broadcast rights	4,616	-	981	(o)	-		5,627
Depreciation and amortization	8,674	1,548	-		1,658	(l)	11,881
Loss on asset disposal, net	190	325	-		-		515
Total operating expenses	33,004	11,598	-		1,658		46,260
Income from operations	13,729	4,785	-		(1,658)		16,856
Interest expense, net	(14,681)	-	-		(2,893)	(m)	(17,574)
(Loss) income before income taxes	(952)	4,785	-		(4,551)		(718)
Income tax expense	(749)	-	-		(780)	(n)	(1,529)
Net (loss) income	$(1,701)	$4,785	$-		$(5,331)		$(2,247)

See the accompanying notes to the unaudited pro forma combined financial data.

Notes to Unaudited Pro Forma Combined Financial Data

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements and explanatory notes give effect to the funding of additional term loans under Mission’s new Senior Secured Credit Facilities in order to finance the acquisition and the acquisition of the Newport Assets by Mission. The unaudited pro forma combined balance sheet is presented as if the Transactions had occurred as of September 30, 2012. The unaudited pro forma combined statements of operations are presented as if the Transactions had occurred on January 1, 2011.

The Acquisition will be accounted for as a business combination. Accordingly, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill. The preparation of unaudited pro forma combined financial statements requires management to make estimates and assumptions that affect the amounts reported in such financial statements and the notes thereto. Estimates were applied herein to determine the applicable interest rate on the notes offered hereby and the term loans under our senior secured credit facility, the valuation of goodwill, intangible assets and property, plant, and equipment, amortization of intangible assets, depreciation of tangible fixed assets, costs to be incurred related to the Transactions and the income tax effects of the pro forma adjustments. The purchase price allocation as of the ultimate acquisition date and the resulting effect on income from operations will differ from the amounts included herein.

The unaudited pro forma combined financial statements are based on the historical financial statements of the Company and the Newport Assets after giving effect to the Transactions, as well as the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the Acquisition was consummated as of January 1, 2011. This information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements and the historical consolidated financial statements and accompanying notes of the Company and the Newport Assets.

Note 2—Purchase Price Allocation

The following table summarizes, as of September 30, 2012, the provisional allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed in the acquisitions, after giving effect to the Transactions (in thousands):

Broadcast rights	$1,038
Property and equipment	11,153
FCC licenses	16,827
Other intangible assets	19,513
Other assets	77
Goodwill	13,032
Broadcast rights payable	(1,563)
Other liabilities	(378)
Net assets acquired	$59,699

The amount allocated to definite-lived intangible assets primarily represents the estimated fair values of network affiliation agreements, which will be amortized over 15 years.

The provisional purchase price allocation presented above is based upon all information available to the Company at the present time, and is based upon management’s preliminary estimates of the fair values using valuation techniques including income, cost and market approaches. The purchase price allocation is provisional pending the Company’s final determination of the fair values of the assets and liabilities, which the Company expects to occur within twelve months following the Acquisition. Upon the completion of the final purchase price allocation, any reallocation of fair values to the assets acquired and liabilities assumed in the Acquisition could have a material impact on depreciation and amortization expenses and future results of operations. A change in the recognized fair value of definite-lived intangible assets of $1.0 million would result in an approximate change in annual amortization expense of $0.1 million.

Goodwill of $13.0 million is attributable to future expense reductions utilizing management’s leverage in programming and other station operating costs. We anticipate that the goodwill and FCC licenses will be deductible for tax purposes.

Note 3—Pro Forma Adjustments

The unaudited pro forma combined financial statements reflecting the Transactions include adjustments attributed to the additional funding of the Company’s new Senior Secured Credit Facility and the Acquisition. The unaudited pro forma combined financial statements reflect the purchase of certain assets and the assumption of certain liabilities of the Newport Assets. The Acquisition includes programming assets and obligations, FCC broadcast licenses, and property, plant, and equipment. The Acquisition excludes cash and cash equivalents, accounts receivable, certain payable and accrued liability amounts, assets and obligations related to the Newport Assets’ corporate operations and overhead, and obligations under the Newport Assets’ outstanding debt. Accordingly, the unaudited pro forma combined financial statements include adjustments to reverse the assets and liabilities of the Newport Assets that are not being acquired by the Company pursuant to the asset purchase agreements.

The unaudited pro forma combined statements of operations do not include any costs that may result from acquisition and integration activities. The unaudited pro forma combined statements of operations do not include any adjustments to eliminate operating expenses associated with the Newport Assets’ corporate offices and related overhead, nor do they adjust for expected future incremental operating income as a result of synergies we expect to realize.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments in the unaudited pro forma combined balance sheet related to the Transactions as of September 30, 2012 are as follows:

(a)
Represents the purchase price of $60.0 million, less escrow deposit payments of $6.0 million per the Asset Purchase Agreements, an adjustment to the purchase price of $0.3 million for working capital acquired, and an approximation of the acquisition related costs of $0.1 million.

(b)	Certain assets and liabilities of the Newport Assets were not acquired or assumed in the Asset Purchase Agreements.

(c)	Represents the estimated fair values of the acquired property and equipment, less the values previously recorded in the historical financial statements of the Newport Assets.

(d)	Represents the difference between the purchase price and the fair value of the acquired net assets, less the goodwill previously recorded in the historical financial statements of the Newport Assets.

(e)	Represents the estimated fair values of the acquired FCC licenses by Nexstar, less the values previously recorded in the historical financial statements of the Newport Assets.

(f)
Represents the estimated fair values primarily of the network affiliation agreements of the acquired stations, less the values previously recorded in the historical financial statements of the Newport Assets.

(g)	Represents the estimated acquisition costs that have not yet been paid, primarily relating to legal and other professional fees.

(h)	Represents the additional proceeds of the new Senior Secured Credit Facility, used to finance the Acquisition.

(i)	Represents the deferral of the costs incurred related to the additional financing of $1.4 million, primarily for lender fees and legal and professional fees.

(j)	Represents the incremental current liability related to the Term Loans.

Adjustments to Unaudited Pro Forma Combined Statement of Operations

The pro forma adjustments in the unaudited pro forma combined statement of operations related to the Transactions, including the related acquisition financing as of January 1, 2011 are as follows:

(k)	Represents acquisition related costs attributable to the Transactions recognized by Nexstar in the nine months ended September 30, 2012.

(l)
Represents the amortization for the nine months ended September 30, 2012 and the year ended December 31, 2011 of acquired intangible assets of $1.2 million and $1.8 million, respectively, and depreciation of property and equipment acquired of $1.1 million and $1.4 million, respectively, less the depreciation and amortization previously recognized in the historical financial statements of the Newport Assets.

(m)
Represents the additional interest expense from the new financing and amortization of new deferred financing costs and discounts. The impact of a 1/8% increase or decrease in LIBOR would not result in any change in the annual interest expense presented.

(n)
Represents the tax impact of the taxable amortization of goodwill and FCC licenses, less the income taxes recognized in the historical financial statements of the Newport Assets. Mission’s provision for income taxes is primarily comprised of deferred income taxes resulting from the amortization of goodwill and FCC licenses for income tax purposes which are not amortized for financial reporting purposes. No benefit has been recognized for taxable losses as the utilization of such losses is not more likely than not to be realized in the foreseeable future.

(o)
The historical financial statements of the Newport Assets included the amortization of cash and barter broadcast rights in direct operating expense. These amounts were reclassified to conform to the presentation of the Company’s financial statements.